SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                                (Amendment No. 1)

Check the appropriate box:

[  ]     Preliminary Information Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule 14c-
         5(d)(2))
[ X]      Definitive Proxy Statement


                                 FUELNATION INC.
                                -----------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rule 14c-5(g) and O-11.

         1)   Title of each class of securities to which transaction applies:

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         2)   Aggregate number of securities to which transaction applies:

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         3)   Per unit price or other underlying value of  transaction  computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------
         4)   Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------
         5)   Total fee paid:

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[  ]     Fee paid previously by written preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by  Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously paid:
                                     -------------------------------------------
         2)   Form Schedule or Registration Statement No.:
                                                          ----------------------
         3)   Filing Party:
                           -----------------------------------------------------
         4)   Date Filed:
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                                 FUELNATION INC.
                              1700 N. Dixie Highway
                                    Suite 220
                            Boca Raton, Florida 33432
                                 (561) 391-5883



                              INFORMATION STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                                      HELD
                               DECEMBER 14 , 2001



                                  INTRODUCTION

     This Information Statement is furnished by the Board of Directors of FuelNation Inc. (the "Company") to the stockholders of record of the Company's Common Stock at the close of business on December 14, 2001 (the "Record Date"), and is being sent to you in connection with the action taken by the holders of at least a majority of the voting power of the Company. Those stockholders approved, by written consent dated December 14, 2001, a reverse split of the Company's issued and outstanding Common Stock (the "Reverse Split"), in which all of the shares of the Company's Common Stock which are issued and outstanding on the effective date of the Reverse Split (the "Existing Common Stock") will automatically be converted into a number of new shares of Common Stock equal to 1 divided by 30 (the "New Common Stock").

     This Information Statement is being mailed on or before the close of business on January 9, 2002, to every security holder entitled to vote or give an authorization or consent in regard to any matter to be acted upon. The Company will cause the Reverse Split to become effective as soon as practicable twenty (20) days after January 9, 2002, the date this Information Statement is first sent to the stockholders.


             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.


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                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     As of the Record Date, there were issued and outstanding 179,196,266 shares of the Common Stock for the purpose of determining stockholders entitled to receive this Information Statement. The Common Stock is the only security of the Company that was entitled to vote on the matter presented herein. The stockholders who consented in writing to this matter (the "Consenting Stockholders") held approximately 126,380,000 Shares of Common Stock, or approximately 70.5% of the Company's issued and outstanding Common Stock.

     Each holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock in his or her own name on the books of the Company on any matter submitted to the vote of stockholders at any meeting of the stockholders. However, under Florida law, any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. The approval of the Reverse Split requires the affirmative vote or written consent of the holders of a majority of the Company's outstanding Common Stock. On December 14, 2001, the Consenting Stockholders consented to the Reverse Split.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following tables sets forth certain information regarding ownership of the Company's Common Stock as of December 14 , 2001, by (i) each person known to the Company to own beneficially more than 5% of its Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and officers as a group. Unless otherwise indicated, each person listed on the tables has sole voting and investment power as to the shares shown.

                                             Amount and Nature of    Percent
  Name and Address of Beneficial Owner(1)   Beneficial Ownership(1)  of Class
  ---------------------------------------   -----------------------  --------

  Chris Salmonson(2)(3)                            87,030,579          48.6%

  Robert Simmons(4)                                71,500,000          39.9%

  Edwin Ruh(3)                                        525,000            *

  All directors and officers as a group            87,555,579          48.9%
  (2 persons)
--------------------------

*    Less than 1%.

(1) Unless otherwise indicated, the address of each of the persons named in the table is 1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33432. Unless otherwise noted, the Company believes that each of the persons named in the table have sole voting and dispositive power with respect to all the shares of Common Stock of the Company beneficially owned by such person. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that warrants or options that are held by such person (but not those held by any other person) and that are exercisable within 60 days have been exercised.


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(2)  62,380,000  shares  held in the name of Fuel  America,  LLC,  of which  Mr.
     Salmonson and his wife are sole principals. Also includes 6,500,000 shares held by Triad Petroleum LLC, of which Fuel America, LLC owns 50%. Includes options to purchase 3,770,340 shares at par value.

(3)  Officer and/or director of the Company.

(4) 65,000,000 shares held in the name of Rapture Holdings, Inc., of which Mr. Simmons is principal and sole shareholder. Also includes 6,500,000 shares held by Triad Petroleum, LLC., of which Mr. Simmons is a principal.


                                THE REVERSE SPLIT

     The Company's Board of Directors believes that the number of the Company's issued and outstanding common shares is excessive, given the current state of the Company. The Company is currently in the development stage and is generating only limited revenues. Management intends to continue to implement the Company's existing business plan and believes that a lesser number of issued and outstanding Common Shares will provide the Company with greater flexibility in implementation of the Company's business plan, as well as a better opportunity for the Company to cause its Common Stock to become listed on a national stock exchange in the future, provided that the Company grows and expands its business. Approval of the Reverse Split will not, in and of itself, qualify the Company's Common Stock to be listed on any national stock exchange, the Company has not submitted any application to cause its Common Stock to become listed on any national stock exchange and there can be no assurance that the Company's Common Stock will become listed on a national stock exchange in the future, even after the Reverse Split is effective. Given this, the Company's Board of Directors believed that it was prudent to recommend the Reverse Split to the stockholders.

     The Reverse Split, which will become effective twenty days after January 9, 2002, (the "Effective Date"), will result in each 30 shares of Common Stock issued and outstanding on the Effective Date being automatically converted into one (1) share of New Common Stock. Without any further action on the part of the Company or the stockholders, after the Effective Date, the certificates representing shares of the Existing Common Stock will be deemed to represent such number of shares of New Common Stock as are in accordance with the terms of the Reverse Split. Trades of the New Common Stock will continue to be quoted on the NASD's OTC Bulletin Board under the Company symbol "FLNT,"

Effect of Reverse Split on Stockholders

     The Reverse Split will not effect any stockholder's proportionate equity interest in the Company, except for those stockholders who would receive one more share of Common Stock in lieu of fractional shares. Holders of Common Stock will continue to be entitled to receive such dividends as may be declared by the Board of Directors, although the Board of Directors does not currently intend to declare or distribute any dividends. The Company's reporting obligations under the Securities Exchange Act of 1934, as amended, will not be affected by the Reverse Split.

     The Company believes the completion of the Reverse Split may cause the trading price of the Common Stock to increase proportionately to the Reverse Split. However, there can be no assurance that the Reverse Split will result in any change in the price of the Common Stock or that, if the price of the Common Stock does increase as a result of the Reverse Split, it would be proportional to the Reverse Split.



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


Effect of the Reverse Split on Capital Stock

     The Company's Articles of Incorporation, as amended, currently authorize the issuance of 350,000,000 shares of Common Stock, of which 179,196,266 were outstanding on the Record Date. Following the Reverse Split, the par value of the Common Stock will remain at $0.01 per share. Because the number of issued shares of Common Stock will decrease but the par value will remain the same after the Reverse Split, the Company's stated capital will decrease by approximately $1,732,230 and the Company's surplus account will increase by a corresponding amount. This change in the Company's capital accounts will be reflected in subsequent financial statements, along with a notation of the change in outstanding shares of Common Stock, as a result of the Reverse Split.

Certain Anti-Takeover Effects of the Reverse Split

     Under certain circumstances, the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company by causing the remaining authorized shares to be issued to a holder or holders who side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. Such an issuance would diminish the voting power of existing stockholders who favor a change in control, and the ability to issue the shares could discourage an attempt to acquire control of the Company. While it may be deemed to have potential anti-takeover effects, the Board is proposing the Reverse Split solely for the reasons described hereinabove. The amendment is not prompted by any specific efforts or takeover threat currently known or perceived by management.

     The Reverse Split could have a material adverse consequence to the Company's independent stockholders. Such adverse consequences include, but are not limited to the following:

     -> Although the Reverse Split will affect the outstanding stock on a pro rata basis, thus affecting each of the stockholders equally, some stockholders will own fewer than 100 shares, which could make it more difficult to sell the shares. Stockholders holding fewer than 100 shares (otherwise known as "Odd Lots") of the Company's Common Stock following the Reverse Split may have difficulty in disposing of their shares because the commissions charged to sell such shares may exceed the value of the shares.

     -> The present Board of Directors would have available authorized, but unissued shares of Common Stock, some or all of which could be issued without stockholder approval. The issuance of a significant number of shares could materially dilute the percentage ownership interest of the current stockholders and there is no assurance that such issuance would result in benefits to the existing stockholders such as greater market liquidity or a higher price for the shares.

Exchange of Certificates; No Fractional Shares

     After the Effective Date, the Company will authorize the issuance of certificates representing one share of Common Stock in exchange for each 30 shares of Common Stock presently outstanding upon surrender of an existing certificate evidencing outstanding shares of Common Stock.

     No fractional shares of Common Stock will be issued in connection with the Reverse Split. A stockholder who would otherwise be entitled to receive, in the aggregate, a number of shares of Common Stock that included a fraction of a share will receive, in lieu thereof, that number of shares rounded up to the next highest whole share. All shares returned to the Company as a result of the Reverse Split will be canceled and returned to the status of authorized but unissued shares.


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



     The Company's transfer agent will represent the Company as exchange agent ("Exchange Agent") in connection with the Reverse Split. As soon as practicable after the Effective Date, the holders of the Common Stock will be notified that the Reverse Split has been effected and may surrender to the Exchange Agent any certificate(s) representing outstanding shares of Common Stock in exchange for new certificate(s) representing the reduced number of shares of Common Stock that will result from the Reverse Split. To eliminate confusion in the transactions of the Company's Common Stock, the Board of Directors recommends that stockholders surrender their certificates for exchange; however, stockholders are not required to do so. The Company will continue to honor any old certificates, subject to the effect of the Reverse Split prior to any future transfer. The Company will not pay any costs of issuing new certificates. On the Effective Date, each certificate representing shares of Existing Common Stock will be deemed for all purposes to represent the reduced number of shares of New Common Stock that will result from the Reverse Split, whether or not the certificates representing outstanding Common Stock are surrendered for exchange.

No Dissenters' Rights

     Florida law does not vest stockholders of the Company with dissenters' rights with respect to the Reverse Split.

Resale of Restricted Securities

     The Reverse Split will not affect the transferability of shares of Common Stock or any present restriction on the sale thereof. Therefore, for purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of Common Stock to be issued to each stockholder after the Effective Date will be deemed to have been acquired on the date on which the stockholder acquired the shares of Common Stock held immediately prior to the Effective Date.

Federal Income Tax Consequences

     A summary of the federal income tax consequences of the Reverse Split is set forth below. The discussion is based on present federal income tax law. The discussion is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the Reverse Split. We do not purport to deal with all aspects of federal income taxation that may be relevant to a particular stockholder in light of such stockholder's personal investment circumstances or to certain types of stockholders subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code") (including, without limitation, financial institutions, broker-dealers, regulated investment companies, life insurance companies, tax-exempt organizations, foreign corporations and non-resident aliens). Accordingly, stockholders are urged to consult their personal tax advisors for an analysis of the effect of the Reverse Split on their own tax situations, including consequences under applicable state, local or foreign tax laws.

     The Company believes the Reverse Split will qualify as a recapitalization under Section 368(a)(1)(E) of the Code, to the extent that outstanding shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor it stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

     The shares of Common Stock to be issued to each stockholder to effect the Reverse Split will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of Common Stock held by such stockholder immediately prior to the Effective Date. A stockholder's holding period for the shares of Common Stock to be issued will include the holding period for shares of Common Stock exchanged therefor, provided that such outstanding shares of Common Stock were held by the stockholder as capital assets on the Effective Date.

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


Vote Required

     Approval of the Reverse Split required the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal. Stockholders owning at least a majority of the outstanding shares of Common Stock approved the Reverse Split by written consent dated December 14, 2001.


                                  OTHER ACTION

     No further business will be transacted by written consent to corporate action in lieu of a meeting of stockholders regarding matters to which this Information Statement pertains.


                         COSTS OF INFORMATION STATEMENT

     This Information Statement has been prepared by the Company and its Board of Directors. The Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing assembling, printing and mailing the Information Statement. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.


                               BY ORDER OF THE BOARD OF DIRECTORS

                                    s/Chris Salmonson

                                    Chris Salmonson, Chairman of the Board

Dated: January 9, 2002.



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